UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 1, 2024

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 30, 2024, Alzamend Neuro, Inc., a Delaware corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of March 14, 2024, the record date for the Annual Meeting, the Company had outstanding and entitled to vote (i) 6,849,407 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) 1,220,000 shares of Series B convertible preferred stock (the “Series B Preferred Stock”), which together constitute all of the outstanding voting capital stock of the Company.

At the Annual Meeting, the stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 25, 2024 as thereafter supplemented. At the Annual Meeting, stockholders appointed eight (8) directors and approved proposals 2 and 4, each of which were presented for a vote. The tables below set forth the number of votes cast for and against or withheld, and the number of abstentions or broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal One: The election of eight (8) director nominees named by the Company to hold office until the next annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Milton C. Ault, III	3,492,046	395,262	14,002	1,698,070
William B. Horne	3,486,146	400,229	14,935	1,698,070
Stephan Jackman	3,714,790	175,219	11,301	1,698,070
Henry C. Nisser	3,698,330	188,030,	14,949	1,698,070
Mark Gustafson	3,514,765	371,660	14,885	1,698,070
Lynne F. McGrath	3,724,920	164,504	11,886	1,698,070
Andrew H. Woo	3,726,599	162,827	11,884	1,698,070
Jeffrey Oram	3,520,732	365,511	15,067	1,698,070

Proposal Two: The ratification of Baker Tilly US, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024.

For	Against	Abstain	Broker Non-Votes
5,114,481	443,299	41,600	0

Proposal Four: Approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to April 29, 2025, with the exact ratio to be set at a whole number within this range as determined by the Company’s board of directors in its sole discretion.

For	Against	Abstain	Broker Non-Votes
4,476,092	108,096	42,325	0

At the time of the Annual Meeting, there were insufficient votes to pass Proposal Three, which sought to approve, for purposes of complying with Listing Rule 5635 of The Nasdaq Stock Market, LLC, the issuance by the Company of additional shares of Common Stock issuable upon the (i) conversion of up to 6,000 shares of Series B Preferred Stock and (ii) exercise of warrants to purchase up to 6,000,000 shares of Common Stock, for a total purchase price of up to $6,000,000.00, pursuant to the Securities Purchase Agreement dated January 31, 2024 with Ault Lending, LLC. In accordance with the authority granted to the chairperson of the Annual Meeting pursuant to the Company’s amended and restated bylaws, the Annual Meeting was adjourned prior to voting on Proposal Three to allow additional time for voting (the “Adjourned Annual Meeting”). The Adjourned Annual Meeting will reconvene at 12:00 p.m. Eastern Time on May 13, 2024. The Company’s stockholders of record as of the close of business on the original record date for the Annual Meeting, March 14, 2024, can attend the reconvened Adjourned Annual Meeting by visiting meetnow.global/MHVYC4Z, where they will be able to listen to the meeting live, submit questions and vote online. During the period of adjournment, the Company will continue to accept stockholder votes on Proposal Three.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: May 1, 2024	/s/ David J. Katzoff
David J. Katzoff Chief Financial Officer